TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units in

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC

Tendered Pursuant to the Offer to Purchase
 Dated December 18, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
 RECEIVED BY UMB FUND SERVICES, INC. BY,
11:59 PM, EASTERN TIME, ON JANUARY 20, 2016,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC
c/o UMB Fund Services, Inc.
235 W. Galena St.
Milwaukee, WI 53212-3948

Fax: (816) 860-3138

Attention: Tender Offer Administrator

For Additional Information:
Phone: (800) 504-9070

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company units, or the tender of some of such units, for purchase by Hatteras Global Private Equity Partners Institutional, LLC that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[ ]	All of the undersigned’s entire limited liability company units.

[ ]	A portion of the undersigned’s limited liability company units expressed as a specific dollar value or number of units.

$_______________________ or _______________________ (number of units)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

FAX OR MAIL TO: HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC c/o UMB Fund Services 235 W. Galena St. Milwaukee, WI 53212-3948 Attention: Tender Offer Administrator	FAX: (816) 860-3138 Attention: Tender Offer Administrator FOR ADDITIONAL INFORMATION: PHONE: (800) 504-9070

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:______________

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